Exhibit 1.2

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

Common Stock in the form of American Depositary Shares and Series B Shares

INTERSYNDICATE AGREEMENT

BETWEEN THE INTERNATIONAL UNDERWRITERS

 AND THE MEXICAN UNDERWRITERS

AGREEMENT dated [  ], 2006 by and between (a) Citigroup Global Markets Inc., as representative (the “International Representative”) of the several international underwriters (the “International Underwriters”) named in Schedule A to the Underwriting Agreement among the International Underwriters, Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (the “Company”) and, as so indicated therein, Nacional Financiera, S.N.C., acting in its capacity as trustee pursuant to instructions from the Mexican Secretaría de Comunicaciones y Transporte (the “Selling Stockholder”), dated the date hereof (the “Underwriting Agreement”), and (b) Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex (“Accival”), as representative (the “Mexican Representative”) of any other Mexican underwriters (the “Mexican Underwriters”) named in the Mexican Underwriting Agreement or any schedule thereto, dated the date hereof (the “Mexican Underwriting Agreement;” the Underwriting Agreement, together with the Mexican Underwriting Agreement, being hereinafter called the “Underwriting Agreements”) among the Mexican Underwriters, the Company, and the Selling Stockholder.  The International Underwriters and the Mexican Underwriters are herein collectively called the “Underwriters.”

WHEREAS, the International Underwriters, severally and not jointly, pursuant to the Underwriting Agreement, have agreed to purchase from the Selling Stockholder [  ] shares (such number constituting the “International Firm Securities”) of the Company’s Common Stock in the form of American Depositary Shares (“ADSs”), each ADS representing [  ] shares, or series B shares (“series B shares”) (ADSs and series B shares collectively referred to as “Securities”); the Mexican Underwriters, severally and not jointly, pursuant to the Mexican Underwriting Agreement have agreed to purchase from the Selling Stockholder [  ] shares (such number constituting the “Mexican Firm Securities”) of series B shares; the Selling Stockholder has granted to the International Underwriters and the Mexican Underwriters, exercisable from time to time by Citigroup on behalf of the International Underwriters and by Accival on behalf of the Mexican Underwriters, an over-allotment option (the “Over-allotment Option”) to purchase up to an aggregate of [  ] additional shares (the “Optional Securities”) of Securities (the “International Optional Securities,” in the case of the International Underwriters) or series B shares (the “Mexican Optional Securities,” in the case of the Mexican Underwriters); the International Firm Securities and the International Optional Securities may be delivered in ordinary form (collectively, the “International Securities in ordinary form”) at the International Underwriters’ election as provided in the Underwriting Agreement; the International Firm Securities in ordinary form and the International Optional Securities in ordinary form may be deposited with a depositary and delivered in ADS form (collectively, the “International Securities in ADS form”) at the International Underwriters’ election as provided in the Underwriting Agreement; the International Firm Securities and the Mexican Securities are herein collectively called the “Firm Securities;” the Firm Securities and the Optional Securities are herein collectively called the “Offered Securities;” and

WHEREAS, the International Underwriters and the Mexican Underwriters have agreed to certain restrictions in connection with the offering and sale of the Securities; and

WHEREAS, the International Representative and the Mexican Representative deem it necessary and advisable that certain of the activities of the International Underwriters and the Mexican Underwriters be coordinated pursuant to this Agreement;

NOW, THEREFORE, the International Representative, on behalf of the International Underwriters, and the Mexican Representative, on behalf of the Mexican Underwriters, as set forth herein, hereby agree as follows:

1.             (a) The International Underwriters, acting through the International Representative, and the Mexican Underwriters, acting through the Mexican Representative, agree that they will consult with each other as to the availability for sale to the public, from time to time, of Securities purchased from the Selling Stockholder, pursuant to the Underwriting Agreements until the termination of the selling restrictions applicable to the respective offerings of the Securities by the International Underwriters and the Mexican Underwriters in accordance with Section 2(c) hereof.

(b)           Notwithstanding the provisions of the Underwriting Agreements, from time to time, at the direction of the International Representative, the International Underwriters on the one hand and the Mexican Underwriters on the other hand may purchase and sell between each other such number of the Securities as may be agreed upon by the International Representative and the Mexican Representative, subject to receipt of necessary approvals of the Mexican National Banking and Securities Commission under applicable Mexican law.

(c)           Unless otherwise agreed by the International Representative and the Mexican Representative, the price and currency settlement of any Securities so purchased or sold shall be the public offering price, in United States dollars, less an amount not greater than the selling concession (for sales outside Mexico) or applicable fees (for sales in Mexico) to selected dealers, and the Underwriter to which such Securities are allocated shall be entitled to retain the underwriting discount.  Settlement with respect to any Securities transferred hereunder at least three business days prior to the initial Time of Delivery (as defined in the International Underwriting Agreement) shall be made on such Time of Delivery, and, in the case of purchases and sales made thereafter, as promptly as practicable but in no event later than three business days after the transfer date unless otherwise required by applicable law.  The Securities so purchased shall be delivered in accordance with the Underwriting Agreements on the respective settlement dates.  Any Underwriter receiving payment pursuant to this section shall apply such payment to the amounts payable to the Selling Stockholder, under the applicable Underwriting Agreement, and the liability for payment to the Selling Stockholder, of the purchase price of the Securities being purchased under the Underwriting Agreements shall not be affected by the provisions of this Agreement.

(d)           The obligations of each Underwriter in respect of any purchase or sale of the Securities under this Section 1 shall be in the same proportion as the number of the Securities (exclusive of any Option Securities) that such Underwriter is committed to purchase as set forth in the relevant Underwriting Agreement bears to the total number of Underwritten Securities set forth in such Underwriting Agreement; provided, however, that if the net purchases of the Securities hereunder by the International Underwriters or the Mexican Underwriters exceed 15% of the aggregate number of the Securities to be purchased from the Selling Stockholder, by the International Underwriters or the Mexican Underwriters, respectively, the excess Securities shall be purchased by such International Underwriters or such Mexican Underwriters, respectively, as shall be designated by the International Representative or the Mexican Representative, respectively.

(e)           The Mexican Representative shall cause each other Mexican Underwriter to be bound by provisions equivalent to the provisions of this Section 1, which shall be replicated, to the extent applicable, in each relevant agreement.

2.             (a)  Each International Underwriter represents and agrees that it will comply with the selling restrictions set forth in the Prospectus of the Company dated as of the date hereof.

(b)           The Mexican Representative represents and agrees that it will comply with the selling restrictions set forth in the Mexican Underwriting Agreement and that it shall cause each other Mexican Underwriter to be bound by these restrictions.

(c)           The agreements of the International Underwriters and the Mexican Underwriters described in paragraphs (a) and (b) of this Section 2 shall terminate upon the earlier of the following events:

(i)            a mutual agreement of the International Representative and the Mexican Representative to terminate the selling restrictions; or

(ii)           the expiration of a period of 30 days after any Time of Delivery, unless (A) the International Representative shall have given notice to the Company and the Mexican Representative that the distribution of the International Securities by the International Underwriters has not yet been completed, or (B) the Mexican Representative shall have given notice to the Company and the International Representative that the distribution of the Mexican Securities by the Mexican Underwriters has not yet been completed.  If such notice by the International Representative or the Mexican Representative is given, the selling restrictions shall survive until the earlier of (1) the event referred to in clause (i) of this subsection (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

(d)           Each International Underwriter and Mexican Underwriter agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers the Securities (including, without limitation, any applicable requirements relating to the delivery of the Prospectus, in the case of the International Securities, and the Mexican Prospectus, in the case of the Mexican Securities, in preliminary or final form), in each case at its own expense.  In connection with sales of and offers to sell the Securities made by it, such Underwriter will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus or Mexican Prospectus, as the case may be, in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto or shall direct any such person to review the electronic version of the Mexican Prospectus.  The Mexican Representative agrees that it shall cause each other Mexican Underwriter to be bound by the provisions of this Section 2(d).

3.             (a)  The overall direction and planning of the stabilization transactions contemplated herein shall be the sole responsibility of the International Representative (on behalf of the International Underwriters) and Accival (on behalf of the Mexican Underwriters), who will consult with one another on a continual basis so that such stabilization transactions shall be conducted in accordance with such direction and planning as is mutually agreed upon.

(b)           All stabilization transactions shall, in all circumstances, be conducted only by Citigroup Global Markets Inc., except that all stabilization transactions in Mexico shall be conducted only by Accival at the direction of Citigroup Global Markets Inc.  All stabilization transactions shall be conducted in compliance with any applicable laws and regulations (including Mexican laws specifically dealing with stabilization).  Citigroup Global Markets Inc. agrees to notify Accival of the date of termination of stabilization.

(c)           The International Primary Market Association (IPMA) limits will not be complied with in connection with stabilization losses and expenses.  All stabilization transactions, including over-allotments, purchases to cover syndicate short positions, exercises of the over-allotment option and related expenses, whenever executed (including expenses of the Mexican Underwriters in connection with stabilization transactions conducted at the direction of Citigroup

Global Markets Inc.), shall be for the respective accounts of the several International Underwriters and Mexican Underwriters in the respective proportions that the number of Securities purchased by them pursuant to the Underwriting Agreements bear to the total number of the Securities purchased by the Underwriters pursuant to the Underwriting Agreements.  In no event shall the net commitment of any Underwriter, for either long or short account, resulting from such stabilization transactions and from the over-allotments referred to in Section 4, exceed 15% of the original purchase obligation of such Underwriter under the applicable Underwriting Agreement; provided that the net commitment of any Underwriter for short account (i.e., “naked short”) shall be calculated by assuming that all Option Securities that may be purchased by the Underwriters upon exercise of the over-allotment option are purchased (whether or not actually acquired), and are allocated on a pro rata basis among the International Underwriters and the Mexican Underwriters as contemplated in this paragraph.  Notwithstanding the foregoing, all “naked shorts” costs and expenses will be for the sole account of the International Underwriters and no such costs or expenses shall be borne or payable by the Mexican Underwriters.

4.             (a)  The International Representative and Accival shall have responsibility with respect to any action which the International Underwriters or the Mexican Underwriters, respectively, may take to make over-allotments in any arranging for sales of the Securities; provided, however, that the Mexican Representative shall, as required by the Mexican National Banking and Securities Commission (the “CNBV”), be entitled to over-allot on the date following the pricing date which is the date of the cruce.  In addition, the exercise by the International Underwriters and the Mexican Underwriters of their respective options to purchase the International Option Securities and the Mexican Option Securities shall be at the direction of Citigroup Global Markets Inc., after consultation with Accival.  Citigroup Global Markets Inc. and Accival shall consult with respect to, and in advance of, the exercise of their respective options to purchase the International Option Securities and the Mexican Option Securities, provided, however, that if the International Representative does not exercise its over-allotment option, the Mexican Representative shall have the right to exercise such option, for Mexico only, to comply with the requirements of the CNBV.  Citigroup Global Markets Inc. and Accival shall cooperate with each other to allow Accival to repay any shares borrowed from the Company in accordance with the Mexican Underwriting Agreement.

(b)           The International Underwriters and the Mexican Underwriters shall be solely responsible for profits and losses arising from any action taken by them respectively, in respect of over-allotments in arranging for the sales of Securities; provided, however, that, to the extent that the International Underwriters may be accorded an over-allotment option that is disproportionate to their aggregate underwriting commitment at the expense of the size of the over-allotment option of the Mexican Underwriters, or vice-versa, Citigroup Global Markets Inc. may reallocate between the International Underwriters and the Mexican Underwriters profits and losses resulting from over-allotments.

5.             Except with respect to stabilization as provided for in Section 3 hereof, expenses incurred by the International Underwriters and the Mexican Underwriters in connection with the purchase, carrying, marketing or sale of the Securities (including, without limitation, legal fees and expenses of counsel to the Underwriters and advertising fees) shall be allocated among the International Underwriters and the Mexican Underwriters, respectively, in the same proportions as their respective commitments to purchase Securities (exclusive of any Option Securities) bear to the total number of Securities (exclusive of any Option Securities).

6.             The International Underwriters and Mexican Representative understand that no action has been or will be taken in any jurisdiction by the Underwriters, the Company or the Selling Stockholder that would permit a public offering of the Securities, or possession or distribution of the prospectuses, in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States and Mexico.  The Mexican Representative

agrees to include this understanding in each of the syndication agreements it shall enter into with the other Mexican Underwriters.

7.             Changes in the public offering price and in the concessions and reallowances to dealers will be made only upon the mutual agreement of the International Representative and the Mexican Representative during the period referred to in paragraph (a) of Section 1 hereof.

8.             The International Representative and the Mexican Representative agree that they will keep each other fully informed of the progress of the offering and distribution of the Securities.

9.             Any action which may be or is required to be taken under this Agreement by the International Underwriters may be taken by the International Underwriters jointly or by the International Representative (unless otherwise specified herein).

10.           This Agreement will be governed by and construed in accordance with the laws of the State of New York, United States of America.

11.           This Agreement may be amended by mutual written agreement of the undersigned International Representative and Mexican Representative.

12.           This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument, and shall be binding upon and inure to the benefit of all of the Underwriters.

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the undersigned for themselves and for the International Underwriters and the Mexican Underwriters.

The International Underwriters

CITIGROUP GLOBAL MARKETS INC.

By:
Title:
For itself and as International Representative of the several International Underwriters

The Mexican Underwriters:

ACCIONES Y VALORES BANAMEX, S.A. DE C.V., CASA DE BOLSA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

By:
Nadia Kadise Sucar
Title: Managing Director
For itself and on behalf of the Mexican Underwriters